EXHIBIT 99.1

Johnson Outdoors Inc. Announces Fiscal 2008 Third Quarter Results

RACINE, Wis., July 25, 2008 (PRIME NEWSWIRE) -- Johnson Outdoors Inc. (Nasdaq:JOUT), a leading global outdoor recreation company, today announced net sales from continuing operations of $141.2 million for the third quarter ended June 27, 2008 compared to net sales of $149.9 million for the prior year third quarter. Earnings from continuing operations of $7.9 million, or $0.85 per diluted share for the third quarter of 2008, compared unfavorably to earnings from continuing operations of $8.3 million, or $0.90 per diluted share, in the prior year quarter.

THIRD QUARTER RESULTS

Third quarter sales are historically the highest of the year reflecting consumer demand during the primary retail selling period for the Company's seasonal outdoor recreational products. Total Company net sales in the quarter declined 5.8 percent due to a weak U.S. economy and the effects of a soft domestic boat market on the Company's Marine Electronic brands. Key changes included:

    * Marine Electronics revenues were 12.1 percent behind last year due to a soft domestic boat market.  Growth in Humminbird(r) and the addition of $4.9 million in revenue from GEONAV(r), which was acquired in November 2007, could not offset declines in Minn
      Kota(r) and Cannon(r).
    * Diving revenues were 7.1 percent above last year's third quarter due to favorable currency translation which added $2.6 million.
    * Watercraft sales dipped 4.9 percent below the prior year quarter due to the effect of economic uncertainty on the retail
      marketplace.
    * Outdoor Equipment revenues were essentially flat with the prior year quarter, as revenue gains in Consumer almost entirely offset lower Commercial and military sales.

Total Company operating profit for the third quarter was $14.6 million compared to an operating profit of $14.8 million in the prior year quarter which was negatively impacted by a one-time $4.4 million legal settlement. Due to business performance, the Company reversed accruals of $3.2 million dollars related to its discretionary bonus and compensation plans this quarter. Other key factors impacting the current quarter were:

    * Lower margins in Marine Electronics driven by lower domestic sales, unfavorable product and geographic mix, and start-up investments in GEONAV(r).
    * Restructuring charges of $1.0 million in Outdoor Equipment and
      Diving.
    * Lower military and commercial tent sales.

The Company reported income from continuing operations of $7.9 million, or $0.85 per diluted share, compared to income from continuing operations of $8.3 million, or $0.90 per diluted share, in the same quarter last year. Loss from discontinued operations of $0.1 million, or ($0.01) per diluted share, was consistent with the prior year quarter. Net income for the quarter was $7.8 million, or $0.84 per diluted share, compared to net income of $8.3 million, or $0.89 per diluted share, in the prior year.

"Growing economic uncertainty in the U.S. hit a peak just as the warm-weather season for our businesses was getting underway, and it has now impacted distribution channels in every business this quarter, with retailers being cautious and keeping their inventories to a minimum. As a result, we have ramped down production, restructured operations and moved aggressively on all identified cost-reduction initiatives. On the positive side, despite a soft summer retail market, retail reports indicate that, in general, our brands are outperforming the competition as meaningful new-product innovation accounted for more than a third of year-to-date revenues," said Helen Johnson-Leipold, Chairman and Chief Executive Officer. "Looking ahead, we will continue to invest in growth and innovation to help ensure we maintain our market-leadership positions when the economy rebounds. At the same time, we are moving forward on supply chain optimization initiatives in every business to drive improved efficiency across operations. Our strong commitment to the future for Johnson Outdoors and to enhanced shareholder value remains constant and unchanged regardless of the economic climate."

YEAR TO DATE RESULTS

Net sales in the first nine months of fiscal 2008 were $339.0 million versus $343.3 million in the same nine-month period last year. Key factors in the year-to-date period were:

    * Lower domestic sales in Marine Electronics due to a soft boat market.
    * Successful new products, international growth and favorable currency translation in Diving.
    * Growth in Watercraft accessories.
    * A $7.0 million year-over-year decline in military sales.

Total Company operating profit was $13.6 million during the first nine months of fiscal 2008 compared to an operating profit of $17.2 million during the prior year-to-date period. Income from continuing operations for the first nine months of the year was $5.0 million, or $0.55 per diluted share, versus income from continuing operations of $9.0 million, or $0.97 per diluted share, in the first nine months of the prior year. Primary factors behind the year-to-date comparison were:

    * Reduced margins in Marine Electronics due to lower sales, product and geographic mix, and start-up investments in
      GEONAV(r)
    * Restructuring charges in Outdoor Equipment and Global Diving.
    * Significant decline in military sales.
    * Reversal of accruals related to the Company's discretionary bonus and compensation plans.
    * Negative impact of foreign currency holdings during the second fiscal quarter.
    * Favorable year-over-year comparison in Watercraft due to a one-time $4.4 million legal settlement in the third quarter of the prior year.

OTHER FINANCIAL INFORMATION

The Company's debt to total capitalization stood at 25 percent at the end of the current quarter versus 27 percent at this time last year. Debt, net of cash, was $46.7 million compared to $36.4 million at the end of the prior year quarter due to higher working capital and acquisitions. Depreciation and amortization was $7.4 million year-to-date compared with $7.1 million in the prior year nine-month period. Capital spending totaled $8.4 million year to date compared with $8.3 million in the same period last year.

"Working capital continues to be a challenge, and we have shortened work weeks, eliminated production shifts, reduced our labor force, developed sku reduction plans and close-out programs to help bring finished goods inventory levels down over the next three months," said David W. Johnson Vice President and Chief Financial Officer. "In addition, we are closely monitoring global markets for signs of further softness or improvement in anticipation of 2009 planning. We have a strong line-up of new products in every business and we will be fact-based in our forecasts and production plans."

AWARDS UPDATE

The American Sportfishing Association (ASA) recognized Minn Kota(r) with an Anglers' Legacy Innovation Award as one of the Top 10 innovations that changed the way people fish. The new Humminbird(r) ICE 55 Flasher, which marks the Company's first entry into the ice-fishing segment, was named the "Best New Product - Electronics" at the 2008 ICAST show, the world's largest sportfishing convention and conference.

WEBCAST

The Company will host a conference call and audio web cast at 11:00 a.m. Eastern Time on Friday, July 25, 2008. A live listen-only web cast of the conference call may be accessed at Johnson Outdoors' web site -- www.johnsonoutdoors.com -- on the Investor section homepage. A replay will be available for 30 days on the internet.

ABOUT JOHNSON OUTDOORS INC.

JOHNSON OUTDOORS is a leading global outdoor recreation company that turns ideas into adventure with innovative, top-quality products. The company designs, manufactures and markets a portfolio of winning, consumer-preferred brands across four categories: Watercraft, Marine Electronics, Diving and Outdoor Equipment. Johnson Outdoors' familiar brands include, among others: Old Town(r) canoes and kayaks; Ocean Kayak(tm) and Necky(r) kayaks; Lendal(r) paddles; Carlisle(r) and Extrasport(r) paddling accessories; Minn Kota(r) motors; Cannon(r) downriggers; Humminbird(r) fishfinders; GEONAV(r) marine electronics; SCUBAPRO(r) UWATEC(r) and Seemann(r) dive equipment; Silva(r) compasses; Tech4O(r) digital instruments; and Eureka!(r) tents.

Visit Johnson Outdoors at http://www.johnsonoutdoors.com

SAFE HARBOR STATEMENT

Certain matters discussed in this press release are "forward-looking statements," intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical fact are considered forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, which could cause actual results or outcomes to differ materially from those currently anticipated. Factors that could affect actual results or outcomes include changes in consumer spending patterns; the Company's success in implementing its strategic plan, including its focus on innovation; actions of and disputes with companies that compete with the Company; the Company's success in managing inventory; movements in foreign currencies or interest rates; the Company's success in restructuring of its European Diving operations; unanticipated issues related to the Company's military sales; the success of suppliers and customers; the ability of the Company to deploy its capital successfully; adverse weather conditions; and other risks and uncertainties identified in the Company's filings with the Securities and Exchange Commission. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                       JOHNSON OUTDOORS INC.

 (thousands, except per share amounts)
 ---------------------------------------------------------------------
 Operating Results      THREE MONTHS ENDED        NINE MONTHS ENDED
 ---------------------------------------------------------------------
                       June 27      June 29      June 27      June 29
                         2008         2007         2008         2007
 ---------------------------------------------------------------------
 Net sales            $ 141,243    $ 149,868    $ 339,023    $ 343,267
 Cost of sales           85,492       86,130      207,177      203,851
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 Gross profit            55,751       63,738      131,846      139,416
 Operating expenses      41,182       48,955      118,211      122,257
 ---------------------------------------------------------------------
 Operating profit        14,569       14,783       13,635       17,159
 Interest expense, net    1,533        1,466        3,603        3,663
 Other (income)
  expense, net             (304)        (527)       1,056         (657)
 ---------------------------------------------------------------------
 Income before income
  taxes                  13,340       13,844        8,976       14,153
 Income tax expense       5,453        5,509        3,931        5,199
 ---------------------------------------------------------------------
 Income from continuing
  operations              7,887        8,335        5,045        8,954
 Loss from discontinued
  operations, net of
  income tax benefit       (104)         (67)      (1,490)        (662)
 ---------------------------------------------------------------------
 Net income           $   7,783    $   8,268    $   3,555    $   8,292
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 Income from continuing
  operations per common
  share - Basic:
     Class A          $    0.88    $    0.93    $    0.56    $    1.01
     Class B          $    0.79    $    0.84    $    0.50    $    0.90
 Loss from discontinued
  operations per common
  share - Basic:
     Class A          $   (0.01)   $   (0.00)   $   (0.16)   $   (0.08)
     Class B          $   (0.01)   $   (0.01)   $   (0.15)   $   (0.07)
 ---------------------------------------------------------------------
 Net income per common
  share - Basic:
     Class A          $    0.87    $    0.93    $    0.40    $    0.93
     Class B          $    0.78    $    0.83    $    0.35    $    0.83
 ---------------------------------------------------------------------
 Income from continuing
  operations per common
  Class A and B share -
  Dilutive            $    0.85    $    0.90    $    0.55    $    0.97
 Loss from discontinued
  operations per common
  Class A and B share -
  Dilutive            $   (0.01)   $   (0.01)   $   (0.17)   $   (0.07)
 ---------------------------------------------------------------------
 Net income per common
  Class A and B share -
  Dilutive            $    0.84    $    0.89    $    0.38    $    0.90
 ---------------------------------------------------------------------
 Weighted average common -
  Basic:
   Class A                7,876        7,836        7,862        7,811
   Class B                1,217        1,218        1,217        1,218
 Dilutive stock options
  and restricted stock      150          208          176          209
 ---------------------------------------------------------------------
 Weighted average common -
  Dilutive                9,243        9,262        9,255        9,238
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 (thousands, except per share amounts)
 ---------------------------------------------------------------------
 Segment Results        THREE MONTHS ENDED        NINE MONTHS ENDED
 ---------------------------------------------------------------------
                        June 27     June 29      June 27      June 29
                         2008         2007         2008         2007
 ---------------------------------------------------------------------
 Net sales:
  Marine electronics  $  62,379    $  71,006    $ 157,186    $ 165,010
  Outdoor equipment      17,115       17,220       38,343       46,494
  Watercraft             34,649       36,444       71,833       70,489
  Diving                 27,246       25,461       72,268       61,910
  Other/eliminations       (146)        (263)        (607)        (636)
 ---------------------------------------------------------------------
 Total                $ 141,243    $ 149,868    $ 339,023    $ 343,267
 ---------------------------------------------------------------------
 Operating profit:
  Marine electronics  $   7,696    $  12,551    $  13,442    $  21,559
  Outdoor equipment       2,412        2,806        2,784        5,681
  Watercraft              3,583       (1,094)       1,240       (3,043)
  Diving                  2,443        3,014        3,579        3,769
  Other/eliminations     (1,565)      (2,494)      (7,410)     (10,807)
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 Total                $  14,569    $  14,783    $  13,635    $  17,159
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 Balance Sheet
  Information (End of
  Period)
 Cash and short-term
  investments                                   $  23,292    $  35,426
 Accounts receivable,
  net                                             103,780      107,248
 Inventories, net                                  96,964       84,203
 Total current assets                             244,758      246,524
 Total assets                                     368,499      356,746
 Short-term debt                                   10,001       61,843
 Total current
  liabilities                                      80,766      143,339
 Long-term debt                                    60,003       10,006
 Shareholders' equity                             214,026      194,320
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CONTACT:  Johnson Outdoors Inc.
          David Johnson, VP & Chief Financial Officer
            262-631-6600
          Cynthia Georgeson, VP -- Worldwide Communication
            262-631-6600